© 2017 Theravance Biopharma. All rights reserved. THERAVANCE ® , the Cross/Star logo, VIBATIV ® and MEDICINES THAT MAKE A DIFFERENCE ® are registered trademarks, and TOUR TM is a trademark, of the Theravance Biopharma group of companies. 1Q 2017 Financial Results and Business Update May 9, 2017 Theravance Biopharma, Inc. (NASDAQ: TBPH)

2 Cautionary Statement Regarding Forward - Looking Statements Under the safe harbor provisions of the U . S . Private Securities Litigation Reform Act of 1995 , the company cautions investors that any forward - looking statements or projections made by the company are subject to risks and uncertainties that may cause actual results to differ materially from the forward - looking statements or projections . Examples of forward - looking statements in this presentation include statements relating to the company’s business plans and objectives, including financial and operating results, potential partnering transactions and sales targets, the company’s regulatory strategies and timing and results of clinical studies, the potential benefits and mechanisms of action of the company’s product and product candidates (including their potential as components of combination therapies) . The company’s forward - looking statements are based on the estimates and assumptions of management as of the date of this presentation and are subject to risks and uncertainties that may cause the actual results to be materially different than those projected, such as risks related to delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non - clinical studies indicate product candidates are unsafe or ineffective (including when our product candidates are studied in combination with other compounds), delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products, risks associated with establishing and maintaining sales, marketing and distribution capabilities . Other risks affecting the company are described under the heading “Risk Factors” and elsewhere in the company’s Form 10 - K filed with the Securities and Exchange Commission (SEC) on March 1 , 2017 , and other periodic reports filed with the SEC .

Upcoming Milestones

Multiple Opportunities for Value Creation in 2017 and 2018

Program	Milestone	Target
TD-1439 (NEP inhibitor)	Phase 1a SAD/MAD results in healthy volunteers	*Completed*
TD-1473 (JAK inhibitor)	Phase 1b results in UC patients	Mid 2017
Velusetrag (TD-5108)	Phase 2b results in Gastroparesis patients	Mid 2017
Revefenacin (TD-4208)	Phase 3 long-term safety results in COPD patients	Mid 2017
Revefenacin (TD-4208)	NDA submission in US*	2017
TD-9855 (NSRI)	Phase 2a results in nOH patients	2017
VIBATIV® (telavancin)	Patient registry study data (TOUR™)	2017
Closed Triple (FF/UMEC/VI)[1]	Phase 3 IMPACT study completion	2017
Closed Triple (FF/UMEC/VI)[1]	Potential regulatory approval in US and EU for COPD*	2017
Revefenacin (TD-4208)	Phase 3b study results in COPD patients with low PIFR[2]	Early 2018
VIBATIV® (telavancin)	Phase 3 study results in Bacteremia patients	2018
VIBATIV® (telavancin)	sNDA submission in US for Bacteremia*	2018
Revefenacin (TD-4208)	Potential regulatory approval in US for COPD*	2018
Closed Triple (FF/UMEC/VI)[1]	Phase 3 study completion in Asthma patients	2018
Closed Triple (FF/UMEC/VI)[1]	Supplementary regulatory submissions for Asthma*	2018

[1] Economic interests. Regulatory and clinical milestones as reported by GlaxoSmithKline
[2] Peak inspiratory flow rate
* Submissions, filings, and approvals are subject to preclinical and clinical data and regulatory interactions

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